UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

NN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23486	62-1096725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Waters Edge Drive, Johnson City, Tennessee	37604
(Address of principal executive offices)	(Zip Code)

(423) 743-9151

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 15, 2014, Richard G. Fanelli resigned as a member of the Board of Directors (the “Board”) of NN, Inc. ( the “Company”). Mr. Fanelli’s resignation from the Board was not the result of any disagreement with the Company, its management or its operations, policies or practices.

Also on May 15, 2014, the Board appointed William Dries as a Class III director to fill the vacancy created by Mr. Fanelli’s resignation. Mr. Dries will serve as a director of the Company through the 2016 annual meeting of the stockholders of the Company. Mr. Dries will serve as Chairman of the Audit Committee of the Board and as a member of the Board’s Compensation Committee.

Mr. Dries previously served as Senior Vice President and Chief Financial Officer at EnPro Industries, Inc., a NYSE listed, engineered industrial products manufacturer until his retirement in 2011. Prior to joining EnPro, he was Senior Vice President and Chief Financial Officer at United Dominion Industries, a machine and instrument manufacturer, which was acquired by SPX Industries in 2001. Earlier in his tenure at United Dominion he served as Manager of Accounting and Senior Vice President of Finance and Controller. Prior to joining United Dominion, Mr. Dries was an audit principal at Ernst & Young in New York for 11 years. He holds a MBA from Rutgers University.

In connection with his election to the Board and pursuant to the terms of the 2011 Stock Incentive Plan, Mr. Dries has been granted an option to purchase 2,000 shares of the Company’s common stock. The shares subject to such option will vest on May 15, 2015. In addition, pursuant to the 2011 Stock Incentive Plan, Mr. Dries has been granted 4,000 shares of restricted common stock. The shares of restricted stock will vest in equal annual installments over three years beginning on May 15, 2015.

The Company has entered into its standard form of indemnification agreement with Mr. Dries (the “Indemnification Agreement”), effective as of the date of his election to the Board. The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Dries under the circumstances and to the extent provided for therein, for certain liabilities, expenses, judgments, fines, penalties and costs in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative arising out of his service as a director of the Company or any other company or enterprise to which he provides services at the Company’s request. The foregoing description of the terms and conditions of the Indemnification Agreement is only a summary and is qualified in its entirety by the full text of the Indemnification Agreement, the form of which was previously filed as Exhibit 10.6 to Amendment No. 1 to its Registration Statement on Form S-3/A filed July 15, 2002 (File No. 333-89950).

Item 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The 2014 Annual Meeting of the stockholders of the Company was held on May 15, 2014. At the Annual Meeting, the following proposals were considered:

(1)	The election of two Class I directors to serve for a term of three years;

(2)	An advisory resolution to approve executive compensation; and

(3)	The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2014.

For beneficial owners holding the Company’s common stock at a bank or brokerage institution, a “broker non-vote” occurred if the owner failed to give voting instructions, and the bank or broker was otherwise restricted from voting on the owner’s behalf.

Proposal 1

Two Class I directors were elected, and the aggregate votes cast for or withheld, and the broker non-votes were as follows:

	For	Withheld	Broker Non-Votes
G. Ronald Morris	12,734,512	528,826	2,417,499
Steven T. Warshaw	12,530,847	732,491	2,417,499

Proposal 2

The advisory resolution on the compensation of our named executive officers was approved, and the aggregate votes cast for or against, as well as the abstentions and broker non-votes, were as follows:

For	Against	Abstentions	Broker Non-Votes

7,686,727	5,369,214	207,397	2,417,499

Proposal 3

The Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2014 was ratified, and the aggregate votes cast for or against and the abstentions, were as follows:

For	Against	Abstentions
14,819,468	835,860	25,509

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	NN, Inc. 2011 Stock Incentive Plan (incorporated by reference to NN, Inc.’s Proxy Statement on Schedule 14A filed April 6, 2011).

10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.6 of NN, Inc.’s Amendment No. 1 to its Registration Statement (File No. 333-89950) on Form S-3/A filed July 15, 2002).

99.1	Press Release of NN, Inc. dated May 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2014	NN, Inc.

	By:	/s/ William C. Kelly, Jr.
Name: William C. Kelly, Jr.
Title: Vice President and Chief Administrative Officer

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